UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITC Holdings Corp. December 2013 Term Loan Credit Agreement

On December 20, ITC Holdings Corp. (“ITC Holdings”) entered into a Term Loan Credit Agreement (the “ITC Holdings December 2013 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent. The ITC Holdings December 2013 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which ITC Holdings may borrow up to $200,000,000 in two separate draws.  An amount of $140,000,000 was borrowed on December 20, 2013 and the remaining amount of $60,000,000 may be borrowed on or prior to March 31, 2014. Funds borrowed may be used for general corporate purposes of ITC Holdings and its subsidiaries, including the repayment of revolving borrowings. The ITC Holdings December 2013 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Holdings to maintain a maximum debt to capitalization ratio of 75%. The ITC Holdings December 2013 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Holdings December 2013 Term Loan Credit Agreement is September 30, 2016.

At ITC Holdings’ option, loans under the ITC Holdings December 2013 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 112.5 bps or at a base rate, which is defined as the higher of the administrative agent’s publicly announced prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%, in each case subject to adjustments based on rating.

The foregoing description of the ITC Holdings December 2013 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Holdings December 2013 Term Loan Credit Agreement. A copy of the ITC Holdings December 2013 Term Loan Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Holdings and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2013, in connection with the ITC Holdings December 2013 Term Loan Credit Agreement, ITC Holdings repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Term Loan Credit Agreement, dated as of February 15, 2013, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders, Wells Fargo Bank, National Association, as administrative agent for the lenders, Bank of America, N.A., as documentation agent, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc. as co-syndication agents and Wells Fargo Securities, LLC, Deutsche Bank Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint bookrunners.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

10.1                        ITC Holdings 2013 Term Loan Credit Agreement, dated as of December 20, 2013, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders, Wells Fargo Bank, National Association, as administrative agent for the Lenders, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel